Exhibit 10.46






                                   $25,000,000

                                CREDIT AGREEMENT

                                   DATED AS OF


                               SEPTEMBER 30, 1996

                                     BETWEEN

                               APPLE SOUTH, INC.,

                                   AS BORROWER


                                       AND

                      FIRST UNION NATIONAL BANK OF GEORGIA

                                    AS LENDER

                                Table of Contents



ARTICLE 1.  DEFINITIONS  .....................................................1
SECTION 1.1.Definitions.......................................................1
                  "Adjusted Capitalization"...................................1
                  "Adjusted Funded Debt"......................................1
                  "Adjusted Funded Debt/Adjusted Capitalization Ratio"........1
                  "Adjusted LIBOR Rate,"......................................1
                  "Affiliate".................................................1
                  "Agreement".................................................2
                  "Assignee"..................................................2
                  "Authority".................................................2
                  "Bank"   ...................................................2
                  "Bank's Address"............................................2
                  "Base Rate".................................................2
                  "Base Rate Loan"............................................2
                  "BB&T"   ...................................................2
                  "BB&T Agreement"............................................2
                  "Borrower"..................................................2
                  "Borrowing".................................................2
                  "Capital Stock".............................................3
                  "Capitalized Lease Obligations".............................3
                  "CERCLA" ...................................................3
                  "CERCLIS"...................................................3
                  "Change of Law".............................................3
                  "Closing Certificate".......................................3
                  "Closing Date"..............................................3
                  "Code"   ...................................................3
                  "Commitment"................................................3
                  "Compliance Certificate"....................................3
                  "Consolidated Net Income,"..................................3
                  "Consolidated Subsidiary"...................................3
                  "Controlled Group"..........................................3
                  "Default"...................................................4
                  "Default Rate"..............................................4
                  "Dollars" or "$"............................................4
                  "Domestic Business Day".....................................4
                  "DR Holdings Lease".........................................4
                  "Environmental Authorizations"..............................4
                  "Environmental Authority"...................................4
                  "Environmental Judgments and Orders"........................4
                  "Environmental Liabilities".................................4
                  "Environmental Notices".....................................4

                                                        i

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                  "Environmental Proceedings".................................5
                  "Environmental Releases"....................................5
                  "Environmental Requirements"................................5
                  "ERISA"  ...................................................5
                  "Euro-Dollar Business Day"..................................5
                  "Euro-Dollar Rate,".........................................5
                  "Euro-Dollar Rate Loan".....................................5
                  "Euro-Dollar Reserve Percentage"............................5
                  "Event of Default"..........................................5
                  "Federal Funds Rate"........................................5
                  "Fiscal Quarter"............................................6
                  "Fiscal Year"...............................................6
                  "Fixed Charge Coverage Ratio"...............................6
                  "Franchise Rights"..........................................6
                  "GAAP"   ...................................................6
                  "Guarantee" or "Guaranty"...................................6
                  "Hazardous Materials".......................................6
                  "Interest Period"...........................................7
                  "Lending Office"............................................7
                  "LIBOR Rate"................................................7
                  "Lien"   ...................................................7
                  "Loan Documents"............................................8
                  "Margin Stock"..............................................8
                  "Material Adverse Effect"...................................8
                  "Monthly Interest Period"...................................8
                  "Multiemployer Plan"........................................8
                  "Note"   ...................................................8
                  "Notice of Borrowing".......................................8
                  "Participant"...............................................8
                  "PBGC"   ...................................................8
                  "Person" ...................................................8
                  "Plan"   ...................................................8
                  "Prime Rate"................................................9
                  "Properties"................................................9
                  "Purchase Money Liens"......................................9
                  "Redeemable Preferred Stock"................................9
                  "Regulation D"..............................................9
                  "Regulation G"..............................................9
                  "Regulation T"..............................................9
                  "Regulation U"..............................................9
                  "Regulation X"..............................................9
                  "Revolving Loan"............................................10
                  "Sale-Leaseback Transaction"................................10
                  "Senior Note Indenture".....................................10
                  "Senior Notes"..............................................10

                                                        ii

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                  "Solvent"...................................................10
                  "Stockholders' Equity"......................................10
                  "Subsidiary"................................................10
                  "Synthetic Lease"...........................................10
                  "Termination Date"..........................................10
                  "Third Parties".............................................11
                  "Total Funded Debt".........................................11
                  "Transferee"................................................11
                  "Unfunded Vested Liabilities"...............................11
                  "Unused Commitment".........................................11
                  "Voluntary Store Closing"...................................11
                  "Wachovia"..................................................11
                  "Wachovia Credit Agreement".................................11
         SECTION 1.2.Accounting Terms and Determinations......................12
         SECTION 1.3.References...............................................12
         SECTION 1.4.Use of Defined Terms.....................................12
         SECTION 1.5.Terminology..............................................12

ARTICLE 2.THE CREDIT  ........................................................12
         SECTION 2.1. Commitment to Lend......................................12
         SECTION 2.2. Method of Borrowing ....................................13
                 2.2.1. Notice to Bank........................................13
                 2.2.2. When Revolving Loans Made.............................13
                 2.2.3. Application of Certain Proceeds.......................13
                 2.2.4. No Borrowing Upon Default.............................13
         SECTION 2.3. Note....................................................13
                 2.3.1. Single Note...........................................13
                 2.3.2. Endorsement to Note...................................13
         SECTION 2.4. Maturity of Revolving Loans.............................14
         SECTION 2.5. Interest Rates..........................................14
                 2.5.1.  Base Rate Loans......................................14
                 2.5.2.  Euro-Dollar Rate Loans...............................14
                 2.5.3.  Bank to Determine....................................14
                 2.5.4.  Savings Clause.......................................15
         SECTION 2.6. Closing Fee.............................................15
         SECTION 2.7. Termination or Reduction of Commitment..................15
                 2.7.1.  Termination of Commitments...........................15
                 2.7.2.  Mandatory Reduction and Reinstatement of Commitment..15
         SECTION 2.8.  Optional Prepayments...................................15
         SECTION 2.9.  Mandatory Prepayments..................................16
         SECTION 2.10. General Provisions as to Payments......................16
                 2.10.1. Timing...............................................16
                 2.10.2. Next Banking Day.....................................16
         SECTION 2.11. Computation of Interest................................16


                                 iii

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ARTICLE 3.  CONDITIONS TO BORROWINGS  ........................................16
         SECTION 3.1.  Conditions to First Borrowing..........................16
                 3.1.1.  This Agreement.......................................16
                 3.1.2.  Note.................................................17
                 3.1.3.  Opinion..............................................17
                 3.1.4.  Closing Certificate..................................17
                 3.1.5.  Other Documents......................................17
                 3.1.6.  Borrowing Notice.....................................17
         SECTION 3.2.  Conditions to All Borrowings...........................17
                 3.2.1.  Notice...............................................17
                 3.2.2.  No Default...........................................17
                 3.2.3.  Truth of Representations.............................17
                 3.2.4.  Not Overadvance......................................17

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES....................................18
         SECTION 4.1.  Corporate Existence and Power..........................18
         SECTION 4.2.  Corporate and Governmental Authorization:
                          No Contravention....................................18
         SECTION 4.3.  Binding Effect.........................................18
         SECTION 4.4.  Financial Information: No Material Adverse Effect......19
         SECTION 4.5.  No Litigation..........................................19
         SECTION 4.6.  Compliance with Laws Generally; Compliance with ERISA..19
         SECTION 4.7.  Taxes..................................................20
         SECTION 4.8.  Subsidiaries...........................................20
         SECTION 4.9.  Not a Holding Company, Public Utility, Investment Company
                          Investment Adviser..................................20
         SECTION 4.10. Ownership of Property; Liens...........................20
         SECTION 4.11. No Default.............................................20
         SECTION 4.12. Full Disclosure........................................20
         SECTION 4.13. Environmental Matters..................................21
         SECTION 4.14. Capital Stock..........................................21
         SECTION 4.15. Margin Stock...........................................21
         SECTION 4.16. Solvency...............................................22
         SECTION 4.17. Possession of Franchises, Licenses, Etc................22
         SECTION 4.18. Insurance..............................................22

ARTICLE 5.  COVENANTS  .......................................................22
         SECTION 5.1.  Information............................................22
                 5.1.1.  Annual Audit.........................................22
                 5.1.2.  Interim Statements...................................23
                 5.1.3.  Compliance Certificates..............................23
                 5.1.4.  Default Notice.......................................23
                 5.1.5.  Proxy................................................23
                 5.1.6.  Registration Statements..............................23
                 5.1.7.  ERISA Notices........................................23

                                  iv

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                 5.1.8. Wachovia Agreement; BB& T Agreement; Senior Notes.....24
                 5.1.9. Other Reports.........................................24
         SECTION 5.2.  Inspection of Property, Books and Records..............24
         SECTION 5.3.  Adjusted Funded Debt/Adjusted Capitalization Ratio.....24
         SECTION 5.4.  Minimum Shareholders' Equity...........................24
         SECTION 5.5.  Fixed Charge Coverage Ratio............................24
         SECTION 5.6.  Negative Pledge........................................24
         SECTION 5.7.  Maintenance of Existence...............................25
         SECTION 5.8.  Dissolution............................................26
         SECTION 5.9.  Consolidation, Mergers, and Sales of Assets; Sale-
                         Leaseback Transactions...............................26
                 5.9.1.  Consolidation, Mergers, and Sales of Assets..........26
                 5.9.2.  Sale-Leaseback Transactions..........................26
         SECTION 5.10. Use of Proceeds........................................26
         SECTION 5.11. Compliance with Laws; Payment of Taxes.................27
         SECTION 5.12. Insurance..............................................27
         SECTION 5.13. Change is Fiscal Year..................................27
         SECTION 5.14. Maintenance of Property................................27
         SECTION 5.15. Environmental Notices..................................27
         SECTION 5.16. Environmental Matters..................................27
         SECTION 5.17. Environmental Releases.................................28
         SECTION 5.18. Investments............................................28
                  (i)    Current Assets.......................................28
                  (ii)   Capital Expenditures.................................28
                  (iii)  Franchise Fees.......................................28
                  (iv)   Escrow Deposits......................................28
                  (v)    Bank Accounts........................................28
                  (vi)   Surplus Cash.........................................29
                  (vii)  Subsidiaries.........................................29
                  (viii) Travel Advances......................................29
                  (ix)   Special Life Insurance Program.......................29
                  (x)    Applebee's Franchisees...............................29
                  (xi)   Other Restaurant Concepts............................30
                  (xii)  Other Investments Generally..........................30
         SECTION 5.19. Subsidiary Debt........................................30

ARTICLE 6.  DEFAULTS  ........................................................30
         SECTION 6.1. Events of Default.......................................30
                 6.1.1.  Non-Payment..........................................30
                 6.1.2.  Failure to Observe Certain Covenants.................31
                 6.1.3.  Failure to Observe Covenants Generally...............31
                 6.1.4.  Misrepresentation....................................31
                 6.1.5.  Cross-Default........................................31
                 6.1.6.  Voluntary Bankruptcy.................................31
                 6.1.7.  Involuntary Bankruptcy...............................32


                                                         v

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                 6.1.8.  ERISA................................................32
                 6.1.9.  Judgments............................................32
                 6.1.10.  Tax Liens...........................................32
                 6.1.11.  Change of Control...................................32
                 6.1.12.  Loss of Franchise Rights............................33
                 6.1.13.  BB&T Agreement......................................33
                 6.1.14.  Material Adverse Effect.............................33

ARTICLE 7.  CHANGE IN CIRCUMSTANCES; COMPENSATION  ...........................33
         SECTION 7.1. Basis for Determining Interest Rate Inadequate .........33
         SECTION 7.2. Illegality..............................................34
         SECTION 7.3. Increased Cost and Reduced Return.......................34
                 7.3.1.  Change of Law........................................34
                 7.3.2.  Capital Adequacy.....................................35
                 7.3.3.  Notice of Determination..............................35
                 7.3.4.  Assignees Covered....................................35
         SECTION 7.4. Base Rate Loans Substituted for Affected Euro-Dollar Rate
                         Loans................................................35
         SECTION 7.5. Compensation............................................36

ARTICLE 8.  MISCELLANEOUS  ...................................................36
         SECTION 8.1. Notices.................................................36
         SECTION 8.2. No Waivers..............................................36
         SECTION 8.3. Expenses; Documentary Taxes.............................37
         SECTION 8.4. Indemnification.........................................37
         SECTION 8.5. Amendments and Waivers..................................37
         SECTION 8.6. Successors and Assigns..................................37
                 8.6.1. No Assignment by Borrower.............................37
                 8.6.2. Participation.........................................38
                 8.6.3. Assignments...........................................38
                 8.6.4. Disclosures...........................................38
                 8.6.5. Status of Transferee..................................38
         SECTION 8.7. Confidentiality.........................................38
         SECTION 8.8. GEORGIA LAW.............................................39
         SECTION 8.9. Interpretation..........................................39
         SECTION 8.10.CONSENT TO JURISDICTION.................................39
         SECTION 8.11.Counterparts............................................40
         SECTION 8.12.Survival................................................40
         SECTION 8.13.Entire Agreement: Amendment; Severability...............40
         SECTION 8.14.TIME OF THE ESSENCE.....................................40
         SECTION 8.15.Bank Not a Joint Venturer...............................40

                                    EXHIBITS

EXHIBIT A                  Form of Notice of Borrowing

                                  vi




EXHIBIT B                  Form of Compliance Certificate

                                    SCHEDULES

SCHEDULE 4.8               Existing Subsidiaries
SCHEDULE 5.6               Existing Permitted Liens

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of September 30, 1996, is made between APPLE SOUTH, INC., as Borrower; and FIRST UNION NATIONAL BANK OF GEORGIA, as Lender.

         The parties hereto agree as follows:


ARTICLE 1.  DEFINITIONS

         SECTION 1.1.               Definitions.

         The terms as defined in this Section 1.1 shall for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

     "Adjusted Capitalization" shall be equal to the sum at any date of: (i) Adjusted Funded Debt; plus (ii) Stockholders' Equity.

         "Adjusted  Funded  Debt"  shall  mean  and  include  the  sum  (without duplication) of the following, at any date, for the Borrower and its Consolidated Subsidiaries on a consolidated basis: (i) Total Funded Debt; plus
(ii) the present value (discounted at ten percent (10%) per annum) of the minimum amount of noncancellable operating lease payments owing by Borrower and such Subsidiaries at such date (excluding, however, for this purpose, any such lease payments owing under the DR Holdings Lease); plus (iii) the present value (discounted at ten percent (10%) per annum) of the total payments of "Rent" owing by the Borrower under the DR Holdings Lease for the entire remaining "Lease Term" (inclusive of the original term and all renewal terms, whether or not then effective), with the terms "Rent" and "Lease Term" as used hereinabove having the meanings given to such terms in the DR Holdings Lease; plus (iv) all Redeemable Preferred Stock.

         "Adjusted Funded Debt/Adjusted Capitalization Ratio" shall mean the ratio which (i) the Adjusted Funded Debt of the Borrower and its Consolidated Subsidiaries at any date bears to (ii) the Adjusted Capitalization of the Borrower and its Consolidated Subsidiaries at such date.

         "Adjusted LIBOR Rate," applicable to any Monthly Interest Period, means that interest rate per annum determined by the Bank to be equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable LIBOR Rate for such Monthly Interest Period by (ii)
1.00 minus the then applicable Euro-Dollar Reserve Percentage (if any).

         "Affiliate" means, as to any Person (i) any other Person that directly, or indirectly through one or more intermediaries, controls such Person (a "Controlling Person"), (ii) any other Person which is controlled by or is under common control with such Person or a Controlling Person, or (iii) any other Person of which such Person owns, directly or indirectly, twenty percent (20%) or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Credit Agreement, together with all amendments and modifications hereto.

         "Assignee" has the meaning set forth in Section 8.6.3.

         "Authority" has the meaning set forth in Section 7.2.

         "Bank" means First Union National Bank of Georgia, a national banking association organized under the laws of the United States of America, and its successors and permitted assigns.

     "Bank's  Address" means the address of the Bank referred to or specified in
Section 8.1.

         "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent (1/2%) per annum above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate, as the case may be, shall be effective on the date of each such change.

         "Base Rate Loan" means a Revolving Loan made at the Base Rate pursuant to Section 2.1.

         "BB&T" means Branch Banking and Trust Company.

         "BB&T Agreement" means the credit agreement, dated as of November 1, 1995, between the Borrower and BB&T.

         "Borrower" means Apple South, Inc., a Georgia corporation, and its successors and permitted assigns.

         "Borrowing" means a borrowing hereunder consisting of a Revolving Loan made to the Borrower by the Bank pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Revolving Loan is a Base Rate Loan or a "Euro-Dollar Rate Borrowing" if such Revolving Loan is a Euro-Dollar Rate Loan.


251094.7/ 383.   840
                                                         2

         "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

         "Capitalized Lease Obligations" shall mean those liabilities of the Borrower and its Consolidated Subsidiaries under any leases that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such liabilities shall be the capitalized amount of such liabilities as determined in accordance with GAAP.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. and its implementing regulations and amendments.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

         "Change of Law" shall have the meaning set forth in Section 7.2.

         "Closing Certificate" has the meaning set forth in Section 3.1.4.

         "Closing Date" means the date of this Agreement, as first inscribed hereinabove.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

         "Commitment" means $25,000,000, as such amount is subject to reduction as provided in Section 2.7.

         "Compliance Certificate"  has the meaning set forth in Section 5.1.3.

         "Consolidated Net Income," for any period, means the net income of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding, however, (i) any extraordinary items and (ii) any equity interest of the Borrower or any Consolidated Subsidiary in the unremitted earnings of any Person which is not a Subsidiary, in each case as likewise determined on a consolidated basis in accordance with GAAP.

          "Consolidated  Subsidiary"  means at any date any  Subsidiary or other
entity  the  accounts  of  which,  in  accordance   with  GAAP,   would  be
consolidated with those of the Borrower in its consolidated financial statements as of such date.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.


251094.7/ 383.   840
                                                         3

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means, with respect to any Revolving Loan, on any day, the sum of two percent (2%) per annum in excess of the interest rate otherwise then or thereafter payable on such Revolving Loan, but, in any event, not less than two percent (2%) per annum in excess of the Base Rate.

          "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are not required to be open for business in the State of Georgia.

         "DR Holdings Lease" shall mean the Lease and Development Agreement, dated as of March 2, 1995, between DR Holdings, L.P., as lessor, and the Borrower, as lessee, together with Appendix "A" thereto and each "Lease Supplement" thereto (as defined therein), all "Operative Documents" (as also defined therein) and all amendments and modifications thereto made from time to time hereafter.

         "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental
Requirements, whether or not entered upon consent or pursuant to written agreements with an Environmental Authority or any other entity, arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Liabilities" means any liabilities whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

         "Environmental Notices" means notice from any Environmental Authority or by any other Person, of possible or alleged noncompliance with or liability under any Environmental Requirement, including, without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other Person for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.


251094.7/ 383.   840
                                                         4

         "Environmental   Proceedings"  means  any  judicial  or  administrative
proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means "releases" as defined in CERCLA or under any applicable state or local environmental law or regulation.

         "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or any Property, including, but not limited to, any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Euro-Dollar Business Day" means any Domestic Business Day in which dealings in Dollar deposits are carried out in the London interbank Euro-Dollar market.

         "Euro-Dollar Rate," applicable to any Monthly Interest Period, means that interest rate per annum equal to the sum of (i) the Adjusted LIBOR Rate for such Monthly Interest Period, plus (ii) nine-tenths of one percent (.90%). Each such Euro-Dollar Rate shall remain in effect for the applicable Monthly Interest Period and shall be adjusted to a new Euro-Dollar Rate as of the first day of the next Monthly Interest Period.

         "Euro-Dollar Rate Loan" means a Revolving Loan made at the Euro-Dollar Rate pursuant to Section 2.1.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents). The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         "Event of Default" has the meaning set forth in Section 6.1.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which

251094.7/ 383.   840
                                                         5
such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions, as determined by the Bank.

         "Fiscal Quarter" means any fiscal quarter of the Borrower.

         "Fiscal Year" means any fiscal year of the Borrower.

         "Fixed Charge Coverage Ratio" shall mean, for any fiscal period, the ratio which (A) the sum of Consolidated Net Income for such period plus interest expense, provision for taxes and operating lease expense of the Borrower and its Consolidated Subsidiaries for such period, bears to (B) the sum of interest expense and operating lease expense of the Borrower and its Consolidated Subsidiaries for the same such period, all as determined under GAAP.

         "Franchise Rights" shall mean all rights, privileges and interests of the Borrower and its Consolidated Subsidiaries to own, operate and develop franchised restaurants as a franchisee, whether now or hereafter existing, and whether with respect to the operation of any "Applebee's" restaurants, any "Hardee's" restaurants or otherwise.

         "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.2, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

         "Guarantee" or "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" or "Guaranty" used as a verb has a corresponding meaning.

         "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance," "pollutant," or "contaminant" as defined in CERCLA, or in applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or

251094.7/ 383.   840
                                                         6
regulation, and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "Interest Period" means with respect to each Borrowing, the period commencing on the date of such Borrowing and ending on the date on which such Borrowing is fully paid or converted to a Borrowing of a different type; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

                  (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

         "Lending Office" means the Bank's office located at its address set forth on the signature page hereof or such other office in the United States as the Bank may hereafter designate as its Lending Office by notice to the Borrower.

         "LIBOR Rate" means, for any Euro-Dollar Rate Loan for each Monthly Interest Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Rate Loan offered for a term comparable to such Monthly Interest Period, which rate appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits), determined as of 10:00 A.M., New York City time, on the first day of such Monthly Interest Period, provided that (i) if more than one such offered rate appears on such page, the "LIBOR Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "LIBOR Rate" for such Monthly Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major banks in New York City, selected by the Bank, at approximately 10:00 A.M., New York City time, on the first day of such Monthly Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Monthly Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

         "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title or other preferential arrangement, which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a debt or a Guarantee, whether by consensual agreement or by operation of statute or other law. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or

251094.7/ 383.   840
                                                         7
lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan Documents" means this Agreement, the Note, any Subsidiary Guaranty, any other documents evidencing or relating to the Revolving Loans, and any other document, instrument, certificate or agreement delivered in connection with this Agreement, the Note or the Revolving Loans, as such documents, instruments, certificates and agreements may be amended or modified from time to time.

         "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, that such event or events, act or acts, condition or conditions, and/or occurrence or occurrences results in a material adverse change in, or has a material adverse effect upon, any of (a) the financial condition, operations, business, or properties of the Borrower and its Consolidated Subsidiaries taken as a whole,
(b) the rights and remedies of the Bank under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of this Agreement, the Note or any Loan Document.

         "Monthly Interest Period" shall mean, with respect to Euro-Dollar Rate Borrowings, the period beginning on the first day of a calendar month and ending on the last day of such calendar month.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Note" means the promissory note, dated of even date herewith, from the Borrower to the Bank in the original amount of the Commitment and evidencing the Revolving Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

         "Notice of Borrowing" has the meaning set forth in Section 2.2.1.

         "Participant" has the meaning set forth in Section 8.6.2.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person"  means  an  individual,  a  corporation,  a  partnership,   an
unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

251094.7/ 383.   840
                                                         8

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii)
maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Prime Rate" refers to that interest rate so denominated and set by the Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Bank. The Bank lends at interest rates above and below the Prime Rate.

         "Properties" means all property owned, leased or otherwise used, operated or occupied by the Borrower or any Subsidiary, wherever located, and whether real property or personal property.

         "Purchase Money Liens" means Liens securing the repayment of any purchase money debt permitted hereunder incurred to finance the purchase of any Property hereafter acquired by the Borrower or any Consolidated Subsidiary, so long as such Liens are limited solely to the Property so acquired, secure only the purchase money debt so incurred and are terminated upon payment in full of such purchase money debt.

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.


251094.7/ 383.   840
                                                         9

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Revolving Loan" means a Base Rate Loan or a Euro-Dollar Rate Loan made by the Bank pursuant to Section 2.1.

         "Sale-Leaseback Transaction" means any sale-leaseback transaction involving the sale of any assets or properties of the Borrower or any Subsidiary to any other Person and the leasing back of such asset or property by the Borrower or any Subsidiary.

         "Senior Note Indenture" means the Indenture of Trust, dated as of May 1, 1996, between SunTrust Bank and the Borrower, and including all applicable covenants with respect to the Senior Notes contained in the Prospectus, dated as of May 6, 1996, as supplemented May 23, 1996, for the Senior Notes.

          "Senior Notes" means the Borrower's $125,000,000 9.75% Senior Notes due June 1, 2006.

         "Solvent" means as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's total debts, direct or indirect, contingent or otherwise, (ii) is able to pay all of such debts as and when such debts mature and (iii) has capital sufficient to carry on the business and transactions in which it is engaged and all business and transactions in which it is about to engage.

         "Stockholders' Equity" means, at any time, the stockholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' Equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, and (D) employee stock ownership plan debt Guarantees.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Synthetic Lease" shall mean any agreement, or series of related agreements, between the Borrower and one or more other parties which are intended to be treated, for accounting purposes, as an operating lease with the Borrower as lessee and, for tax purposes, as a financing arrangement with the Borrower as debtor.


251094.7/ 383.   840
                                                        10

         "Termination Date" has the meaning set forth in Section 2.7.1.

         "Third Parties" means all leases, subleases, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

         "Total Funded Debt" shall mean that portion of the total liabilities of the Borrower and its Consolidated Subsidiaries at any date equal to the sum (without duplication) of: (i) all indebtedness for borrowed money at such date (including, for this purpose, indebtedness in respect of any outstanding bankers' acceptances); plus (ii) all Capitalized Lease Obligations outstanding at such date; plus (iii) all debts, liabilities and obligations which are Guaranteed by the Borrower or any Consolidated Subsidiary as of such date; plus
(iv) all debts, liabilities or obligations at such date to any seller incurred to pay the deferred price of property or services having a deferred purchase price of One Million Dollars ($1,000,000) or more, excepting, in any event, trade accounts payable arising in the ordinary course of business and purchase options prior to their exercise; plus (v) all debts, liabilities and obligations outstanding at such date in respect of any Synthetic Leases, excluding therefrom, however, any debts, liabilities or obligations under the DR Holdings Lease up to a maximum thereof of Twenty-Eight Million Dollars ($28,000,000.00), it being understood and agreed that, subject to such limitation, no debts, liabilities or obligations (including any constituting Guaranteed Obligations) under the DR Holding Lease shall be included in the definition of Total Funded Debt.

         "Transferee" has the meaning set forth in Section 8.6.4.

         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Unused Commitment" means at any date an amount equal to the Commitment less the aggregate outstanding principal amount of the Revolving Loans.

         "Voluntary Store Closing" shall mean any voluntary closing by the Borrower or any Subsidiary of any franchised restaurant location in the ordinary course of its business which does not cause, or result in, the forfeiture, suspension, loss, rejection, disclaimer, impairment, curtailment, alteration of, or other adverse effect on, any Franchise Rights with respect to the operation or development of any other existing or future franchised restaurant location or locations.

         "Wachovia" means Wachovia Bank of Georgia, National Association, a national banking association, and its successors.

         "Wachovia Credit Agreement" means the Credit Agreement, dated February 27, 1996, among Borrower, Wachovia, as agent, and the banks that are signatories thereto.

         SECTION 1.2.               Accounting Terms and Determinations.

         Unlike otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred with by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the then most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank; provided, however, that upon any change in GAAP material to Borrower occurring hereafter, the Bank shall have the right to require either that conforming adjustments be made to any financial covenants hereafter set forth, or the components thereof, affected by such change or that the Borrower report its financial condition based on GAAP as in effect immediately prior to such change occurring.

         SECTION 1.3.               References.

         Unless otherwise indicated, references in this Agreement to "Articles," "Exhibits," "Schedules," "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

         SECTION 1.4.               Use of Defined Terms.

         All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

         SECTION 1.5.               Terminology.

         All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

ARTICLE 2.  THE CREDIT

         SECTION 2.1.               Commitment to Lend.

         The Bank agrees, on the terms and conditions set forth herein, to make Revolving Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Revolving Loan is made, the aggregate principal amount of Revolving Loans shall not exceed the amount of the Commitment, as the same may be reduced from time to time pursuant to Section
2.7. Each Borrowing under this Section shall be in an

251094.7/ 383.   840
                                                        12
aggregate principal amount of One Million Dollars ($1,000,000.00) or any larger multiple of Five Hundred Thousand Dollars ($500,000.00) (except that any such Borrowing may be in the aggregate amount of the Unused Commitment). Withing the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.8, prepay Revolving Loans and reborrow under this Section at any time or from time to time before the Termination Date.

         SECTION 2.2.               Method of Borrowing.

          2.2.1. Notice to Bank. The Borrower shall give the Bank notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit
A, not later than 11:00 a.m. (Atlanta, Georgia time) on the day of each Borrowing, specifying:

                  (a)      the date of such Borrowing,

                  (b)      the aggregate amount of such Borrowing, and

                  (c) whether such  Borrowing  is to be a Base Rate Loan or
                      Euro-Dollar Rate Loan.

          2.2.2. When Revolving Loans Made. Not later than 1:00 p.m. (Atlanta, Georgia time) on the date of each Borrowing, the Bank shall (except as provided in Section 2.2.3) make available such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Borrower at the Bank's Address unless the Bank determines that any applicable condition specified in
Article 3 has not been satisfied.

          2.2.3. Application of Certain Proceeds. If the Bank makes a Revolving Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Revolving Loan, the Bank shall apply the proceeds of its new Revolving Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available to the Borrower as provided in Section 2.2.2.

          2.2.4. No Borrowing Upon Default. Notwithstanding anything to the contrary contained in this Agreement, no Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived.

         SECTION 2.3.               Note.

          2.3.1. Single Note. The Revolving Loans shall be evidenced by the Note, payable to the order of the Bank for the account of its Lending
Office, in an amount equal to the original principal amount of the Commitment.

          2.3.2. Endorsement to Note. The Bank may record and, prior to any transfer of the Note shall, endorse on the schedule forming a part thereof appropriate notations to

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                                                        13
evidence the date, amount and maturity of each Revolving Loan, the date and amount of each payment of principal made by the Borrower with respect thereto and whether such Revolving Loan is a Base Rate Loan or Euro-Dollar Rate Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on the Note; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note. The Bank is hereby irrevocably authorized by the Borrower so to endorse the Note and to attach to and make a part of the Note a continuation of any such schedule as and when required.

         SECTION 2.4.               Maturity of Revolving Loans.

         Each Revolving Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.5.               Interest Rates.

         Subject to the terms of Section 7.1:

                  2.5.1. Base Rate Loans. Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Base Rate, as it may change from time to time during such Interest Period. Such interest shall be payable monthly, in arrears, on the last day of each calendar month, in respect of interest accrued in such month (or portion thereof), commencing on September 30, 1996 (with the first payment date to cover the period from the Closing Date until September 30, 1996), until maturity and thereafter on demand. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  2.5.2. Euro-Dollar Rate Loans. Each Euro-Dollar Rate Loan shall bear interest on the outstanding principal amount thereof at the Euro-Dollar Rate for such Monthly Interest Period (or portion thereof during which it is outstanding). If a Euro-Dollar Rate Loan shall be outstanding during more than one calendar month, the interest rate thereon shall be adjusted to the new Euro-Dollar Rate as of the first day of the next succeeding Monthly Interest Period during which it is outstanding. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate; provided that the mere application of the Default Rate to these Revolving Loans shall not give rise to the breakage of an Interest Period, but only an increased margin applicable to these Revolving Loans.

          2.5.3. Bank to Determine. The Bank shall determine each interest rate applicable to the Revolving Loans hereunder. The Bank shall give prompt notice to the

251094.7/ 383.   840
                                                        14

Borrower by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  2.5.4. Savings Clause. In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to the Bank for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that the Bank has charged or received interest hereunder in excess of the highest applicable rate, such rate shall automatically be reduced to the maximum rate permitted by applicable law and the Bank shall promptly refund to the Borrower any interest received by the Bank in excess of the maximum lawful rate or, if so requested by the Borrower, shall apply such excess to the principal balance of the Note. It is the intent hereof that the Borrower not pay or contract to pay, and that the Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under applicable law.

         SECTION 2.6.               Closing Fee.

         The Borrower shall pay to the Bank on the Closing Date a fully earned, non-refundable closing fee of $15,000.

         SECTION 2.7.               Termination or Reduction of Commitment.

                  2.7.1. Termination of Commitments. The Commitment shall terminate on April 30, 1997 (the "Termination Date"), and any Revolving Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date. In addition to the foregoing, the Borrower shall have the right to terminate the Commitment at any time if no Borrowings are then outstanding or all Borrowings are repaid or prepaid in accordance with the terms of Section 2.9, as the case may be, on or prior to such early termination, provided that (i) the Borrower shall have given at least one (1) Domestic Business Day's advance written notice to the Bank of such election and (ii) any such notice of termination shall be irrevocable once made.

                  2.7.2. Mandatory Reduction and Reinstatement of Commitment. If at any time the Borrower's "Consolidated Fixed Charge Coverage Ratio" (as defined in the Senior Note Indenture) is equal to or less than 2.5:1.0, the Commitment shall be automatically and without further action on the part of the Bank, the Borrower or any other Person, reduced to $20,000,000 minus (but only prior to the termination of the BB&T Agreement and all obligations thereunder) the outstanding amount under the BB&T Agreement. At such time as the Borrower provides a written certification to the Bank that the "Consolidated Cash Flow Coverage Ratio" (as defined in the Senior Note Indenture) exceeds 2.5:1.0, the Commitment shall thereafter be increased to $25,000,000 without any further action on the part of the Bank, the Borrower or any other Person.


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                                                        15

         SECTION 2.8.               Optional Prepayments.

         The Borrower may, on any Business Day, upon giving notice to the Bank by not later than 11:00 A.M. (Atlanta, Georgia time) on such Business Day, and making payment to the Bank, on such Business Day of any compensation required by
Section 7.5,  prepay any Borrowing in whole at any time, or from time to time in part in amounts aggregating at least One Million Dollars ($1,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay the Revolving Loans.

         SECTION 2.9.               Mandatory Prepayments.

         On each date, if any, on which the Commitment is terminated or reduced pursuant to Section 2.7, the Borrower shall repay or prepay such principal amount of the outstanding Revolving Loans, if any, as may be necessary so that after such payment the aggregate unpaid principal amount of the Revolving Loans is reduced to zero, in the case of any termination, or does not exceed the aggregate amount of the Commitment as then reduced, in the case of any reduction, plus, in each case, accrued interest thereon to the date of prepayment and any compensation required by Section 7.5.

         SECTION 2.10.              General Provisions as to Payments.

                  2.10.1. Timing. The Borrower shall make each payment of principal of, and interest on, the Revolving Loans and of any fees hereunder, not later than 2:00 P.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Bank's Address.

          2.10.2. Next Banking Day. Whenever any payment of principal of, or interest on, any Loans or of any fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.

         SECTION 2.11.              Computation of Interest.

         Interest on the Revolving Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

ARTICLE 3.  CONDITIONS TO BORROWINGS

         SECTION 3.1.               Conditions to First Borrowing.

         The obligation of the Bank to make the initial Revolving Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.2 and receipt by the Bank of the following:

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



          3.1.1. This Agreement. A duly executed counterpart of this Agreement signed by the Borrower;

          3.1.2.  Note.  The duly executed Note complying with the provisions of
     Section 2.3;

          3.1.3. Opinion. An opinion (together with any opinions of local counsel relied on therein) of legal counsel for the Borrower, dated as of the Closing Date, in form and substance satisfactory to the Bank;

          3.1.4. Closing Certificate. A certificate ("Closing Certificate"), dated as of the Closing Date, in form and substance satisfactory to the Bank, signed by the chief financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article 4 are true on and as of the Closing Date;

          3.1.5. Other Documents. All documents which the Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Note and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Bank, including, without limitation, a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Articles of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of Georgia as to the good standing of the Borrower in the State of Georgia, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which the Borrower is a party;

          3.1.6. Borrowing Notice. A Notice of Borrowing.

         SECTION 3.2.               Conditions to All Borrowings.

         The obligation of the Bank to make a Revolving Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

          3.2.1. Notice. Receipt by the Bank of a Notice of Borrowing;

          3.2.2. No Default. The fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          3.2.3. Truth of Representations. The fact that the representations and warranties of the Borrower contained in Article 4 of this Agreement shall be true on and as of the date of such Borrowing; and


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



          3.2.4.  Not  Overadvance.   The  fact  that,  immediately  after  such
     Borrowing, the aggregate outstanding principal amount of the Revolving Loans will not exceed the amount of the Commitment.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in Sections 3.2.2, 3.2.3 and 3.2.4.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.1.               Corporate Existence and Power.

         Each of the Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to so qualify, or obtain such licenses, authorizations, consents or approvals could not be reasonably expected to have or cause a Material Adverse Effect.

         SECTION 4.2.               Corporate and Governmental Authorization: No
                                    Contravention.

         The execution, delivery and performance by the Borrower and each Subsidiary which is party thereto of this Agreement, the Note and the other Loan Documents (i) are within the Borrower's and such Subsidiary's corporate powers,
(ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or such Subsidiary or, to the best of the Borrower's knowledge, of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 4.3.   Binding Effect.

         This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Note and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower and each Subsidiary party thereto enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

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                                                        18

          SECTION 4.4.   Financial Information: No Material Adverse Effect.

         The audited balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1995, and the related consolidated audited statements of income, shareholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for the Fiscal Year then ended, copies of which have been delivered to the Bank, and the unaudited financial statements of the Borrower and its Consolidated Subsidiaries as of and for the Fiscal Quarter ended closest to June 30, 1996, copies of which have been delivered to the Bank, fairly present, in conformity with GAAP, the financial position of the Borrower and its Consolidated Subsidiaries as of such dates and the results of its operations and cash flow for such periods stated; provided, that, (i) the interim statements remain subject to normal year-end audit adjustments and (ii) during the term of this Agreement after the Closing Date, future representations as to the matters set forth in this sentence shall be deemed to refer to the most recent financial statements delivered pursuant to Sections 5.1.1 and 5.1.2. Since December 31, 1995, there has been no event, act, condition or occurrence having or which could be expected to have a Material Adverse Effect, except for matters disclosed in the quarterly financial statements referred to above; provided that during the term of this Agreement following the Closing Date, future representations as to matters set forth in this sentence shall be deemed to refer to the last day of the most recent audited financial statements delivered by the Borrower pursuant to Section 5.1.1.

         SECTION 4.5.     No Litigation.

         There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of, or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Note or any of the other Loan Documents.

         SECTION 4.6.     Compliance with Laws Generally; Compliance with ERISA.

         The Borrower and each Subsidiary are in compliance in all material respects with applicable laws (including, but not limited to, ERISA), regulations and similar requirements of governmental authorities (including, but not limited to, PBGC), non-compliance with which could have or cause a Material Adverse Effect, except where the necessity of such compliance is being contested in good faith through appropriate proceedings. To the best of the Borrower's knowledge, (i) the Borrower and each member of the Controlled Group have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and (ii) neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.


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                                                        19

         SECTION 4.7.      Taxes.

         There have been filed on behalf of the Borrower and its Subsidiaries all federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except for amounts that either are immaterial or are being disputed in good faith and by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.8.       Subsidiaries.

         As of the Closing Date, the Borrower has no Subsidiaries, except for the Subsidiaries set forth on Schedule 4.8, all of which are Consolidated Subsidiaries.

         SECTION 4.9. Not a Holding Company, Public Utility, Investment Company, Investment Adviser.

         Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended; or an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

         SECTION 4.10.      Ownership of Property; Liens.

         The Borrower owns Properties, or interests in Properties, sufficient for the conduct of its business; and none of such Properties is subject to any Lien except as permitted in Section 5.7.

         SECTION 4.11.      No Default.

         Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its Property is bound which could have or cause a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 4.12.      Full Disclosure.

         All written information and, to the best of the Borrower's knowledge, all other information, heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such

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                                                        20
information hereafter furnished by the Borrower to the Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.

         SECTION 4.13.      Environmental Matters.

         To the best of the Borrower's knowledge, (i) neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties located in the United States, owned by either the Borrower or a Subsidiary, has been identified on any current or proposed (A) National Priorities List under 40 C.F.R. ss. 300, (B) CERCLIS list or (C) any list arising from a state statute similar to CERCLA;
(ii) to the best of the Borrower's knowledge, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, in or under the Properties, owned or operated by either the Borrower or a Subsidiary, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements; and (iii) to the best of the Borrower's knowledge, the Borrower and its Subsidiaries are in compliance with all Environmental Requirements in connection with the ownership, use and operation of the Properties and the Borrower's and such Subsidiary's respective businesses.

         SECTION 4.14.      Capital Stock.

         All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.

         SECTION 4.15.      Margin Stock.

         Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Revolving Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with the provisions of, Regulations G, T, U or X.


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                                                        21

         SECTION 4.16.      Solvency.

         After giving effect to the execution and delivery of the Loan Documents and the making of the Revolving Loans under this Agreement, the Borrower will be Solvent.

         SECTION 4.17.              Possession of Franchises, Licenses, Etc.

         The Borrower and its Subsidiaries possess to the extent material all franchises, certificates, licenses, permits and other authorizations from governmental and political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, franchises, licenses and other rights that are necessary for ownership, maintenance and operation of any of their respective material Properties and assets, and neither the Borrower nor any of its Subsidiaries is in violation of any thereof, which, individually or in the aggregate, would or might have or cause a Material Adverse Effect. Without limiting the generality of the foregoing, and, in any event, the Borrower and its Subsidiaries possess all Franchise Rights necessary for the ownership, operation and development of its (or their) franchised restaurant business as conducted, or contemplated to be conducted, by the Borrower and such Subsidiaries, including, without limitation, in the case of "Applebee's" restaurants, franchise agreements for each franchised restaurant location and exclusive development rights for each designated area in which franchised restaurants are located or contemplated to be located.

         SECTION 4.18.              Insurance.

         The Borrower and each of its Subsidiaries maintains adequate insurance on, and in respect of the ownership and operation of, its Properties in at least such amounts and against at least such risks as are usually insured against in the same general areas by companies of established repute engaged in the same or similar business.

ARTICLE 5.  COVENANTS

         The Borrower agrees that, so long as the Bank has any Commitment hereunder or any amount payable hereunder or under the Note remains unpaid:

         SECTION 5.1.               Information.

         The Borrower will deliver to the Bank:

                  5.1.1. Annual Audit. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by independent public accountants of nationally recognized standing, with such certification to be free of any material exceptions and qualifications; provided that, the information required by

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                                                        22
this paragraph may be satisfied by delivery of information pursuant to
Section 5.1.5 or Section 5.1.6.

                  5.1.2. Interim Statements. As soon as available and in any event within fifty (50) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower; provided, that the information required by this paragraph may be satisfied by delivery of information pursuant to Section 5.1.5 or Section 5.1.6.

                  5.1.3. Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in Sections 5.1.1 and 5.1.2, a certificate, substantially in the form of Exhibit B (a "Compliance Certificate"), of the chief financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.3, 5.4, 5.5, and 5.18 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  5.1.4. Default Notice. Promptly, (and, in any event, within five (5) Domestic Business Days) after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer of the Borrower setting forth details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  5.1.5. Proxy. Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  5.1.6. Registration Statements. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and
Exchange Commission;

                  5.1.7. ERISA Notices. If and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any reportable event (as defined in Section 4043 of ERISA) with respect to any Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a coy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and


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                                                        23

                  5.1.8. Wachovia Agreement; BB& T Agreement; Senior Notes. Promptly upon the occurrence thereof, (x) notice of any "default" or "event of default" under, or amendment of, (i) the Wachovia Agreement, (ii) prior to the termination thereof, the BB&T Agreement or (iii) the Senior Notes or the Senior
Note Indenture pursuant to which such Senior Notes were issued and (y) notice that the Borrower's "Consolidated Fixed Charge Coverage Ratio" (as defined in the Senior Note Indenture) does not exceed 2.5:1.0.

                  5.1.9. Other Reports. From time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Bank may reasonably request.

         SECTION 5.2.               Inspection of Property, Books and Records.

         The Borrower will keep, and require each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP (or, in the case of any non-domestic Subsidiary, such other accounting standards, rules, regulations and practices applicable to businesses operating in the locality in which each such Person operates); and permit, and cause each Subsidiary to permit, representatives of the Bank at the Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence and during the continuance of a Default to visit and inspect any of their respective Properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accounts. The Borrower agrees to cooperate and assist in such visits and inspections in each case at such reasonable times and as often as may reasonably be desired.

         SECTION 5.3.        Adjusted Funded Debt/Adjusted Capitalization Ratio.

         The Adjusted Funded Debt/Adjusted Capitalization Ratio will not as of any Fiscal Quarter-end exceed .65:1.

         SECTION 5.4.               Minimum Shareholders' Equity.

         Shareholders' Equity will at no time be less than $180,000,000.

         SECTION 5.5.               Fixed Charge Coverage Ratio.

         Borrower's Fixed Charge Coverage Ratio, measured on a rolling four (4) Fiscal Quarters' basis as of the end of such Fiscal Quarter shall be not less than 2:1.

         SECTION 5.6.               Negative Pledge.

         The Borrower will not, nor will the Borrower permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except: (i) those Liens, if any, described on Schedule 5.6, concerning existing debt of the Borrower, to be set forth and described more particularly therein, together with any Lien arising out of the

251094.7/ 383.   840
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



refinancing, extension, renewal or refunding of any debt secured by any such Lien, provided that such debt is not secured by any additional assets, and the amount of such debt secured by any such Lien is not increased; (ii) Liens incidental to the conduct of its business or the ownership of its Properties which (A) do not secure debt and (B) do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof or the operation of its business, including, without limitation, easements, rights of way, restrictive covenants, zoning and other similar restrictions on real property; (iii) materialmen's, mechanics', warehousemen's, carriers', landlords' and other similar statutory Liens which secure debt or other obligations that are not past due, or, if past due are being contested in good faith by the Borrower or the appropriate Subsidiary by appropriate proceedings; (iv) Liens for taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (v) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (vi) deposits to secure performance of bids, trade contracts, leases, statutory grants of security and rights of setoff in accounts, securities and other Properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, letter of credit, acceptance and other credit facilities; (viii) rights of setoff, banker's liens and other similar rights arising solely by operation of law; (ix) Purchase Money Liens; (x) Liens on any Properties acquired by Borrower or any Subsidiary subsequent to the Closing Date, to the extent that (A) such Liens are existing at the time of acquisition,
(B) the debt secured thereby is not secured by any other Properties of Borrower or such Subsidiary except the acquired Properties, (C) the amount of such debt so secured thereby is not increased at or subsequent to the acquisition and (D) the total amount of all such debt secured by all such acquired Properties does not exceed at any time, in aggregate amount, fifteen percent (15%) of Tangible Net Worth; together with any Lien arising out of the refinancing, extension, renewal or refunding of any debt secured by any such Lien, provided that such debt is not secured by any additional assets and the amount of such debt secured by any such Lien is not increased; and (xi) capital leases made in the ordinary course of business (but excluding, however, Sale-Leaseback Transactions to the extent not permitted by Section 5.9) in which there is no provision for title to the leased Property to pass to the Borrower or such Subsidiary at the expiration of the lease term or as to which no bargain purchase option exists.

         SECTION 5.7.               Maintenance of Existence.

         Except as permitted in Section 5.9, the Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each Subsidiary to, maintain at all times in full force and effect all Franchise Rights necessary to the ownership, operation and development of all franchised restaurant business conducted, or contemplated to be conducted, by the Borrower and such Subsidiaries, except with respect to Voluntary Store Closings.


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                                                        25

         SECTION 5.8.               Dissolution.

         Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 5.9.

         SECTION 5.9.               Consolidation, Mergers, and Sales of Assets;
                                    Sale-Leaseback Transactions.

                  5.9.1. Consolidation, Mergers, and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease (except pursuant to Sale-Leaseback Transactions permitted pursuant to Section 5.9.2) or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that, subject at all times to Section 5.18, the Borrower or any Subsidiary may merge with another Person (which is not the Borrower or such Subsidiary) if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower or such Subsidiary (as the case may be) is the corporation surviving such merger and
(iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing; and, provided, further, that any Subsidiaries of the Borrower may (i) merge or consolidate with each other or with the Borrower (so long as the Borrower is the corporation surviving such merger), or (ii) sell assets to each other or to the Borrower.

                  5.9.2. Sale-Leaseback Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into any Sale-Leaseback Transaction where the Borrower's (or its Subsidiaries') obligations with respect to the principal component of all leases entered into in connection with all such Sale-Leaseback Transactions exceeds $20,000,000 in the aggregate at any time.

         SECTION 5.10.              Use of Proceeds.

         The proceeds of [the initial Revolving Loan will be used to repay the Borrower's obligations under the BB&T Agreement and proceeds of subsequent] Revolving Loans will be used by the Borrower to finance investments permitted hereunder, for working capital and for general corporate purposes. No portion of the proceeds of the Revolving Loans will be used by the Borrower (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation if a majority or controlling interest of the officers, directors or shareholders of such corporation shall be opposed to such acquisition by the Borrower, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any term of this Agreement or of any applicable law or regulation.


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                                                        26

         SECTION 5.11.              Compliance with Laws; Payment of Taxes.

         The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the Property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Bank, the Borrower will set up reserves in accordance with GAAP.

         SECTION 5.12.              Insurance.

         The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on, and in respect of the ownership and operation of, its Properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

         SECTION 5.13.              Change is Fiscal Year.

         The Borrower will not change its Fiscal Year without the consent of the Bank.

         SECTION 5.14.              Maintenance of Property.

         The Borrower shall, and shall cause each Subsidiary to, maintain all of its Properties in good condition, repair and working order, ordinary wear and tear excepted.

         SECTION 5.15.              Environmental Notices.

         The Borrower shall furnish to the Bank, promptly after the Borrower becomes aware thereof, written notice of all Environmental Liabilities, pending, threatened Environmental Proceedings, Environmental Notices, Environmental
Judgements and Orders and Environmental Releases, at, on, in, under or in any way affecting the Properties or any adjacent property and all facts, events, or conditions that could reasonably be expected to lead to any of the foregoing.

         SECTION 5.16.              Environmental Matters.

         The Borrower will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handled or ship or transport to or from the Properties any Hazardous Materials except for

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                                                        27

Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

         SECTION 5.17.              Environmental Releases.

         The Borrower agrees that upon the occurrence of an Environmental Release (except for any Environmental Release which (x) occurred in compliance with all Environmental Requirements and (y) could not reasonably be expected to have or cause a Material Adverse Effect), it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

         SECTION 5.18.              Investments.

         The Borrower will not make (nor will the Borrower permit any Subsidiary to make) any investment in any Person or Property (which term "investment," for purposes hereof, shall mean and include, without limitation, the acquisition of any property, the issuance, acquisition or exchange of any capital stock, debt or other obligations or security to, from or with any Person, and the making of any loan, advance, extension of credit, credit accommodation, Guarantee or capital contribution to or on behalf of any Person), provided, however, that, notwithstanding the foregoing, the Borrower (or any Subsidiary) may, from time to time, undertake the following, without the necessity of obtaining the Bank's prior written consent thereto:

                    (i) Current  Assets.  Acquire  current assets for use in, or arising from, the sale of goods or services in the ordinary course of its business (including, for this purpose, but without limitation, credit card receivables);

                    (ii) Capital Expenditures.  Make capital expenditures in the ordinary course of its business;

                    (iii) Franchise Fees. Pay franchisee fees and royalties to its franchisors in the ordinary course of its business;

                    (iv) Escrow  Deposits.  Make or maintain escrow deposits for the payment of taxes, rents, utilities, insurance or like matters in the ordinary course of its business;

                    (v) Bank  Accounts.  Make and  maintain  deposits of cash in demand deposit accounts of banks in the ordinary course of its business, and make endorsements of checks, drafts or other instruments in connection therewith;


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                                                        28

                    (vi) Surplus Cash. Consistent at all times with the Borrower's internal Statement of Investment Policy, invest surplus cash in (A) obligations of, or guaranteed by, the United States of America or any agency thereof, (B) short-term certificates of deposit issued by, and time deposits with, the Bank or any other financial institution domiciled in the United States of America with assets of at least $500,000,000, (C) short-term commercial paper rated at lest "A1" by Standard & Poors or "P1" by Moody's, and (D) fixed or adjustable rate corporate debt securities with a credit rating of at least double A (Aa/AA) by either Moody's or Standard & Poors, provided that any fixed rate debt securities have a maturity of one year or less;

                    (vii) Subsidiaries. Make investments in those Consolidated Subsidiaries of the Borrower which are wholly-owned, directly or indirectly, by the Borrower, in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's and such Subsidiaries' respective businesses, provided that the aggregate amount of such investments which may be outstanding at any one time hereafter, as to all such Subsidiaries, shall not exceed, in any event, Twenty-Five Million Dollars ($25,000,000), it being understood and agreed that (a) there shall be excluded from such calculation any investment deemed made by the Borrower in DF&R Restaurants, Inc., a Texas corporation which is a wholly-owned, Consolidated Subsidiary of the Borrower, pursuant to the accounting for the prior acquisition of such corporation by the Borrower as a pooling of interests; (b) there shall be deducted in any event from the amount of investments in Subsidiaries which may be made pursuant to this clause (vii) the aggregate amount of Capitalized Lease Obligations of all Subsidiaries which are at any time outstanding; and (c) the provisions of this clause (vii) henceforth shall be the exclusive means by which the Borrower (or any Subsidiary) may make investments in any Subsidiaries (whether or not wholly-owned Subsidiaries) and shall override any other provisions of this
               Section 5.18  (including,  particularly,  clauses  (x),  (xi) and
               (xii) below) which may be construed otherwise to permit such investments.

                    (viii) Travel Advances.  Make travel and similar advances to employees from time to time in the ordinary course of business.

                    (ix) Special Life Insurance Program. The Borrower may invest up to Eight Hundred Fifty Thousand Dollars ($850,000) per Fiscal Year in the making of annual premiums payable on the split dollar joint survivor life insurance program implemented, or to be implemented, covering the lives of Tom E. DuPree, Jr. and his spouse Anne DuPree, with an initial death benefit of Fifty Million Dollars ($50,000,000), provided, however, that (i) such investments are made over a period not to exceed ten (10) Fiscal Years and (ii) Borrower maintains at all times during the effective period of the program a security interest in policy proceeds and cash values of policies issued as part of the program equal in amount to not less than its then cumulative premium investments;

                    (x) Applebee's Franchisees.  Make investments in franchisees of "Applebee's" restaurants, but no investment in Applebee's International, Inc. (or any Person which subsequent hereto shall become the franchisor of "Applebee's" restaurants) shall be

251094.7/ 383.   840
                                                        29
               permitted to be made subsequent to the Closing Date, notwithstanding this clause (x) or any other provision of this Section, except with the prior written consent of the Bank;

                    (xi) Other  Restaurant  Concepts.  Make investments in other restaurant concepts, besides "Applebee's," so long as the total amount of each such investment (either considered individually or as part of a series of related, concurrent investments), does not exceed ten percent (10%) of Borrower's consolidated total assets immediately before such investment (or the last in a series of related, concurrent investments) is made;

                    (xii) Other Investments  Generally.  Make other investments, not described in clauses (i) through (xi) above, provided that all such investments, in the aggregate, do not exceed at any one time ten percent (10%) of Stockholders' Equity.

               The Borrower  shall  notify the Bank from time to time,  but not less frequently than quarterly, or at any time at the Bank's request, of the nature and amount of any investments made
               pursuant  to  clauses   (x),   (xi)  and  (xii)   hereof   which,
               individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000).

         SECTION 5.19.              Subsidiary Debt.

         Except  solely to the extent  expressly  permitted  in clause  (vii) of
Section 5.18 of this Agreement, the Borrower will not permit any Consolidated Subsidiary of the Borrower which is a wholly-owned Subsidiary, directly or indirectly, of the Borrower, to create, incur or suffer to exist any of the following: (i) indebtedness for borrowed funds; (ii) Capitalized Lease Obligations, provided, however, that DF&R Restaurants, Inc. and its Subsidiaries may incur Capitalized Lease Obligations in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) at any one time outstanding; (iii) Guarantees;
(iv) debts, liabilities or obligations to any seller incurred to pay the deferred purchase price of property or services having a deferred purchase price of One Million Dollars ($1,000,000) or more, excepting, in any event, trade accounts payable arising in the ordinary course of business and purchase options prior to their exercise; and (v) debts, liabilities or obligations in respect of Synthetic Leases.

ARTICLE 6.  DEFAULTS

         SECTION 6.1.               Events of Default.

         If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  6.1.1. Non-Payment. The Borrower (i) shall fail to pay when due any principal of any Revolving Loan or (ii) shall fail to pay any interest on any Revolving Loan within five (5) Domestic Business Days after such interest shall become due, or (iii) shall fail to pay any fee or other amount payable hereunder or under any Loan Document within five (5) Domestic Business Days after such fee or other amount becomes due; or

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                                                        30

     6.1.2. Failure to Observe Certain Covenants. The Borrower shall fail to observe or perform any covenant contained in Sections 5.3 through 5.8, 5.9, 5.10, 5.11, 5.14, or 5.18, inclusive; or

     6.1.3. Failure to Observe Covenants Generally. The Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by Sections 6.1.1 and 6.1.2) and such failure shall not have been cured within ten (10) days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Bank or (ii) an executive, senior financial or accounting officer of the Borrower otherwise becomes aware of any such failure; or

     6.1.4. Misrepresentation. Any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     6.1.5. Cross-Default. The Borrower or any Subsidiary shall fail to make any payment in respect of the Wachovia Agreement, the BB&T Agreement, the Senior Notes or any other debt, liability or obligation outstanding individually or in the aggregate with all other such debts, liabilities or obligations, equal to or in excess of Five Hundred Thousand Dollars ($500,000), other than the Note, when due or within any applicable grace period; or any event or condition shall occur which results in the acceleration of the maturity of the debt evidenced by the Wachovia Agreement, the BB&T Agreement, the Senior Notes or any other such debt, liability or obligation outstanding of the Borrower or any Subsidiary individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) or the mandatory prepayment or purchase of the debt evidenced by the Wachovia Agreement, the BB&T Agreement, the Senior Notes or any such other debt, liability or obligation by the Borrower (or its designee) or such Subsidiary (or its designee) individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) Wachovia, BB&T, the holders of the Senior Notes or the holders of any such other debt, liability or obligation individually or in the aggregate with all other such debts, liabilities or obligations equal to or in excess of Five Hundred Thousand Dollars ($500,000) or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

     6.1.6. Voluntary Bankruptcy. The Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an

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                                                        31
involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  6.1.7. Involuntary Bankruptcy. An involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  6.1.8. ERISA. The Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     6.1.9. Judgments. One or more judgments or orders for the payment of money in an aggregate amount equal to or greater than Five Hundred Thousand Dollars ($500,000) shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of thirty
(30) days; or

                  6.1.10. Tax Liens. A federal tax Lien shall be filed against the Borrower under Section 6323 of the Code or a Lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such Lien shall remain undischarged for a period of thirty (30) days after the date of filing; or

                  6.1.11. Change of Control. Tom E. DuPree, Jr. shall cease to own and control, beneficially and with power to vote, at least fifteen percent (15%) of the outstanding shares of the voting common stock of the Borrower; or any Person (other than Tom E. DuPree, Jr.) or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding shares of the voting common stock of the Borrower; or as of any date, a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by a Board of Directors of the Borrower of which a majority

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                                                        32
consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                  6.1.12. Loss of Franchise Rights. If any of the Franchise Rights of the Borrower or its Subsidiaries shall be forfeited, suspended, lost, rejected, disclaimed, impaired, curtailed or otherwise adversely altered or affected in any manner, in whole or in any material part, for any reason whatsoever, whether or not related to the Borrower's or such Subsidiary's performance of its duties and obligations as franchisee at any time hereafter except with respect to any Voluntary Store Closing; or there shall occur any default by the Borrower or any such Subsidiary in the payment, performance or observance of any terms, covenants or conditions of any franchise or development agreements giving rise to the existence and/or continuation of any such Franchise Rights, and any grace or cure period relative thereto granted therein shall have expired without such default being waived or cured; or

     6.1.13. BB&T Agreement. The Borrower shall fail to terminate the BB&T Agreement and repay all of its obligations thereunder within ninety (90) days of the date hereof; or

     6.1.14. Material Adverse Effect. The occurrence of any event, act, occurrence, or condition which the Bank determines either does or has a reasonable probability of causing, or resulting in, a Material Adverse Effect;

then, and in every such event, the Bank may by notice to the Borrower terminate the Commitment and it shall thereupon terminate, and (ii) by notice to the Borrower declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in Sections 6.1.6 or
6.1.7 above occurs with respect to the Borrower or any Subsidiary, without any notice to the Borrower or any other acts by the Bank, the Commitment shall thereupon terminate and the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Bank shall have available to it all other remedies at law or equity, and may exercise any one or all of them at its discretion.

ARTICLE 7.  CHANGE IN CIRCUMSTANCES; COMPENSATION

         SECTION 7.1. Basis for Determining Interest Rate Inadequate or Unfair.

         If on or prior to the first day of any Interest Period, the Bank determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such

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                                                        33

Interest Period, or the Bank determines that the Adjusted LIBOR Rate, as determined by the Bank, will not adequately and fairly reflect the cost to the Bank of funding the relevant Euro- Dollar Rate Loans for such Interest Period, then, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspensions no longer exist, the obligations of the Bank to make the Euro-Dollar Rate Loans specified in such notice shall be suspended. Unless the Borrower notifies the Bank at least two (2) Domestic Business days before the date of any Borrowing of such Euro-Dollar Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 7.2.               Illegality.

         If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for the Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Rate Loans, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Euro-Dollar Rate Loans shall be suspended. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Rate Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Rate Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Rate Loan, the Borrower shall borrow, pursuant to Section 2.2.2, a Base Rate Loan in an equal principal amount (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Rate Loans), and the Bank shall make such a Base Rate Loan.

         SECTION 7.3.               Increased Cost and Reduced Return.

                  7.3.1. Change of Law. If after the date hereof, a Change of Law or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority either: (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to the Revolving Loans, the Note or its obligation to make Revolving Loans, or shall change the basis of taxation of payments to the Bank (or its Lending Office) of the principal of or interest on the Revolving Loans or any other amounts due under this Agreement in respect of the Revolving Loans or its obligation to make Revolving Loans (except for changes in the rate of tax on the overall net income of the Bank or its Lending Office imposed by the jurisdiction in which the Bank's principal executive office or Lending Office is located); or (ii) shall impose, modify or deem applicable any reserve, special deposit insurance or similar requirement (including, without limitation, any such requirements imposed by the Board of Governors of the Federal Reserve System, but

251094.7/ 383.   840
                                                        34
excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Lending Office); or (iii) shall impose on the Bank (or its Lending Office) or the London Interbank Market any other similar condition affecting the Revolving Loans, the Note or its obligation to make Revolving Loans; and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining any Revolving Loan, or to reduce the amount of any such received or receivable by the Bank (or its Lending Office) under this Agreement or under the Note with respect thereto, by an amount deemed by the Bank to be material, then, within fifteen (15) days after demand by the Bank the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

                  7.3.2. Capital Adequacy. If the Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), by an amount deemed by the Bank to be material, then from time to time, within fifteen
(15) days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

                  7.3.3. Notice of Determination. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank, in any respect deemed material by the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

                  7.3.4. Assignees Covered. The provisions of this Section 7.3 shall be applicable with respect to any Assignee or other Transferee (excluding any Participants), and any calculations required by such provisions shall be made based upon the circumstances of such Assignee or other Transferee.

         SECTION 7.4.           Rate Loans Substituted for Affected Euro-Dollar
                                Rate Loans.

         If (i) the obligation of the Bank to make or maintain Euro-Dollar Rate Loans has been suspended pursuant to Section 7.2 or (ii) any Bank has demanded compensation under Section 7.3.1, and the Borrower shall, by at least five (5) Euro-Dollar Business Days' prior notice to the Bank have elected that the provisions of this Section shall apply to the Bank,

251094.7/ 383.   840
                                                        35
then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply: (i) all Revolving Loans which would otherwise be made by the Bank as Euro-Dollar Rate Loans, shall be made instead as Base Rate Loans and (ii) after each of the Euro-Dollar Rate Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Rate Loans shall be applied to repay its Base Rate Loans instead.

         SECTION 7.5.               Compensation.

         Upon the request of the Bank, delivered to the Borrower, the Borrower shall pay to the Bank such amount or amounts as shall compensate the Bank for any actual out of pocket loss, cost or expense incurred by the Bank (in connection with the relevant Interest Period) as a result of: (i) any payment or prepayment (whether pursuant to Section 7.2 or otherwise) of a Euro-Dollar Rate Loan on a date other than the last day of an Interest Period for such Euro-Dollar Rate Loan; or (ii) any failure by the Borrower to prepay a Euro-Dollar Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or (iii) any failure by the Borrower to borrow a Euro-Dollar Rate Loan on the date for the Euro- Dollar Borrowing of which such Euro-Dollar Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.2.

ARTICLE 8.  MISCELLANEOUS

         SECTION 8.1.               Notices.

         All notices, requests and other communications to any party hereunder or under any Loan Document shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the United States mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank under Article 2 shall not be effective until received.

         SECTION 8.2.               No Waivers.

         No failure or delay by the Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


251094.7/ 383.   840
                                                        36

         SECTION 8.3.               Expenses; Documentary Taxes.

         The Borrower shall pay (i) all out-of-pocket expenses of the Bank, including fees and disbursements of special counsel for the Bank, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel (including a reasonable allocation of the cost of internal counsel), in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement, the Note and other Loan Documents. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement, the Note or the other Loan Documents.

         SECTION 8.4.               Indemnification.

         The Borrower shall indemnify the Bank and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by the Bank hereunder or breach by the Borrower of this Agreement, the Note or any other Loan Document or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. The indemnification provisions (including, without limitation, provisions for default interest, to the extent that this Section 8.4 might be construed as duplicating the Borrower's obligation to pay interest at the Default Rate as required elsewhere in this Agreement) set forth in this
Section 8.4 are meant to be without duplication of any other indemnification provisions set forth in this Agreement.

         SECTION 8.5.               Amendments and Waivers.

         Any provision of this Agreement, the Note or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

         SECTION 8.6.               Successors and Assigns.

     8.6.1. No Assignment by Borrower. The provisions of this Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors

251094.7/ 383.   840
                                                        37
and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                  8.6.2. Participation. The Bank may, without the consent of the Borrower, at any time sell to one or more Persons (each a "Participant") participating interests in any Revolving Loan, the Note, the Commitment hereunder or any other interest of the Bank hereunder. In the event of any such sale by the Bank of a participating interest to a Participant, the Bank's obligations under this Agreement shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of the Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. The Bank, if it sells a participating interest in the Revolving Loan, Note, Commitment or other interest under this Agreement, shall, within ten (10) Domestic Business Days of such sale, provide the Borrower with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Bank and the Borrower agree that each Participant shall be entitled to the benefits of Article 7 with respect to its participation in Revolving Loans outstanding from time to time, but only to the extent that the Bank would have been entitled thereto pursuant to the terms of this Agreement.

                  8.6.3. Assignments. The Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Note, and such Assignee shall assume all such rights and obligations.

                  8.6.4. Disclosures. Subject to the provisions of Section 8.7, the Borrower authorizes the Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all information in the Bank's possession concerning the Borrower which has been delivered to the Bank by the Borrower pursuant to this Agreement or which has been delivered to the Bank by the Borrower in connection with the Bank's credit evaluation prior to entering into this Agreement.

                  8.6.5. Status of Transferee. No Transferee shall be entitled to receive any greater payment under Section 7.3 than the Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 7.2 or 7.3 requiring the Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 8.7.               Confidentiality.

         The Bank agrees to exercise its best efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to confidential information of its other customers) to keep any information delivered or made available by the Borrower to it, including, without limitation, information obtained by the Bank by reason of a visit or

251094.7/ 383.   840
                                                        38
investigation by any Person contemplated in Section 5.2, confidential from any one other than persons employed or retained by the Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Revolving Loans; provided, however that nothing herein shall prevent the Bank from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Bank, (iii) which has been publicly disclosed other than by an act or omission of the Bank except as permitted herein, (iv) to the extent reasonably required in connection with any litigation (with respect to this Agreement, any of the other Loan Documents, in connection with any of the foregoing, or any other obligations of the Borrower or any Subsidiary owing to the Bank) to which the Bank or its Affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to the Bank's legal counsel and independent auditors and (vii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 8.7.

         SECTION 8.8.               GEORGIA LAW.

         THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW
OF THE STATE OF GEORGIA.

         SECTION 8.9.               Interpretation.

         No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         SECTION 8.10.              CONSENT TO JURISDICTION.

         THE BORROWER AND THE BANK IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, (B) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, AND (C) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 8.1 FOR THE GIVING OF NOTICE TO THE
BORROWER. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE BANK FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWER PERSONALLY,

251094.7/ 383.   840
                                                        39

AND AGAINST ANY ASSETS OF THE BORROWER, WITHIN ANY OTHER STATE OR
JURISDICTION.

         SECTION 8.11.              Counterparts.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 8.12.              Survival.

         All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect until the payment of the Note and termination of the Commitment.

         SECTION 8.13.              Entire Agreement: Amendment; Severability.

         This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing in accordance with Section 8.5. If any provision of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         SECTION 8.14.              TIME OF THE ESSENCE.

         TIME IS OF THE ESSENCE IN THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS.

         SECTION 8.15.              Bank Not a Joint Venturer.

         Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents), shall in any respect be interpreted, deemed or construed as making the Bank a partner or joint venturer with the Borrower or as creating any similar relationship or entity.


                                   {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


251094.7/ 383.   840
                                                        40

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers, as of the day and year first above written.

                  "BORROWER"

                  APPLE SOUTH, INC.                                       (SEAL)

                  By:/s/ Erich J. Booth
                         Erich J. Booth, Chief Financial Officer and
                         Treasurer

                  Attest:/s/ Ben Waites
                         Ben Waites, Assistant Secretary


                  Apple South, Inc.
                  Corporate Headquarters
                  Hancock at Washington
                  Madison, Georgia 30650
                  Attn:  Erich J. Booth,
                         Chief Financial Officer

                  Telecopier Number: (706) 342-4057

                  "BANK"

                   FIRST UNION NATIONAL BANK OF
                   GEORGIA


                   By:/s/ William T. Grasty
                   Title:   Underwriter


                   Lending Office:

                   First Union National Bank of Georgia
                   999 Peachtree Street, N.E.
                   12th Floor
                   Atlanta, Georgia 30309
                   Attention:        Georgia Corporate Banking

                   Telecopier Number: ____________________





                                                        42

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